UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 15, 2008

SEAENA, INC.
 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-29781 (Commission File Number)	80-0104557 (IRS Employer Identification No.)

1181 Grier Drive, Suite B, Las Vegas, Nevada  89119
 (Address of principal executive offices)        (Zip Code)

Registrant’s telephone number, including area code: (702) 740-4616

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

On January 15, 2008, the registrant entered into a binding letter of intent with Concord Industries, Inc., a privately-held Connecticut corporation (“Concord”), pursuant to which the registrant will acquire Concord in a reverse acquisition.  It is proposed that the registrant will issue a number of shares equal to 60% of the shares then outstanding to the Concord shareholders in exchange for their Concord shares.  53% of the shares would be released to the Concord shareholders at closing and 7% would be held in escrow and released upon the company having achieved certain milestones over the three-year period following the closing.

It is also proposed that the board of directors after the closing will consist of four persons designated by Concord and three persons designated by the registrant.

The closing of the transaction is subject to a number of conditions, including the following:
•
Kevin Ryan shall have converted all amounts owed to him by the registrant into shares of the registrant’s common stock, at a price equal to the average of the closing bid prices over the 20 days immediately preceding the date of conversion.

•	Kevin Ryan shall have given Karen Condron an irrevocable proxy to vote his shares of common stock for a three-year period.
•	The registrant shall have obtained shareholder approval to implement a 2-to-1 reverse stock split of its issued and outstanding shares of common stock.
•
A minimum of $3,000,000 shall have been raised for working capital and implementation of a business plan and no disruption shall have occurred with respect to any Concord financing arrangements currently in place.

•	The surviving company shall have entered into employment agreements with all members of the post-closing management team.
•	The registrant and Concord shall have received all necessary approvals, consents and/or waivers necessary to permit all existing licenses to continue.

In addition, the companies shall have received all requisite corporate approvals and satisfactorily completed financial and legal due diligence.  Upon satisfaction of all closing conditions, the transaction is expected to be completed by the end of March 2008.

Item 9.01        Financial Statements and Exhibits

Regulation S-B Number	Document
10.1	Binding letter of intent with Concord Industries, Inc. dated January 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAENA, INC.
January 16, 2008	By: /s/ Doug E. Lee Doug E. Lee President

EXHIBIT INDEX

Regulation S-B Number	Document
10.1	Binding letter of intent with Concord Industries, Inc. dated January 15, 2008